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                        PACKAGING RESOURCES INCORPORATED

                                  $110,000,000
                      11 5/8% SENIOR SECURED NOTES DUE 2003


                               PURCHASE AGREEMENT


                                                                  May 10, 1996


BT SECURITIES CORPORATION
Donaldson, Lufkin & Jenrette
   Securities Corporation
c/o BT Securities Corporation
Bankers Trust Plaza
130 Liberty Street
New York, New York  10006


Ladies and Gentlemen:

          Packaging Resources Incorporated, a Delaware corporation (the "COMPANY"), hereby confirms its agreement with you (the "INITIAL PURCHASERS"), as set forth below. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Indenture (as defined below).

          1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $110,000,000 aggregate principal amount of its 11 5/8% Senior Secured Notes due 2003 (the "NOTES"). The Notes are to be issued under an indenture (the "INDENTURE") to be dated as of May 17, 1996 between the Company, as issuer, and LaSalle National Bank, as trustee (the "TRUSTEE"). The Notes will be secured by first priority security interests in the Collateral pursuant to the Security Documents and the Indenture.

          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated April 18, 1996 (the "PRELIMINARY MEMORANDUM"), and a final offering memorandum dated May 10, 1996 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final

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Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein.

          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to

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     convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company. Except as disclosed in the Final Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity. The Company has no subsidiaries.

          (c) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company (any such event, a "MATERIAL ADVERSE EFFECT").

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when the Notes, the Exchange Notes and the Private Exchange Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Notes, the Exchange Notes and the Private Exchange Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

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          (e)  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture and each of the Security Documents. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture and each of the Security Documents have been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming, in the case of the Indenture, the due authorization, execution and delivery by the Trustee), will each constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) On the Closing Date, the Company will be the sole owner of and have good, marketable and indefeasible title in fee simple to the real property comprising part of the Collateral, except for that real property comprising part of the Collateral in which the Company has good, and marketable title to a valid leasehold estate, and good title to the balance of the Collateral, after giving effect to the transactions contemplated by the Security Documents, free and clear of all Liens, subject only to Permitted Liens, and will have good right and lawful authority to mortgage, pledge, assign and transfer the Collateral in accordance with the terms of the relevant Security Documents.

          (g) The granting of Liens on the Collateral by the Company pursuant to the terms of the Security Documents on the Closing Date will create a valid and perfected security interest in the Collateral securing payment of the Notes and payment and performance of all of the Company's other obligations under the Indenture and the Security Documents. On the Closing Date,
     (i) except as permitted by the Indenture and the Security Documents, such security interest will constitute a first, prior and exclusive Lien with respect to the Collateral and (ii) no filings, registrations, recordings, deliveries or other actions will be required in order to perfect the security interest in such Collateral created under the Collateral Documents, other than (A) filings,

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     recordings, deliveries or other actions which, on or before the Closing
     Date, will have been made by or on behalf of the Company and (B) recordation of the Security Documents in the jurisdictions in which the Collateral subject thereto is located.

          (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that
     (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (i) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

          (j) No consent, approval, authorization or order of any court or governmental agency or body, or third party, is required for the issuance and sale by the Company of the Notes to the Initial Purchasers, the granting of Liens on the Collateral pursuant to the Security Documents or the consummation by the Company of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchasers. The Company (i) is not in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) is not in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, and (iii) is not in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which it or its properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Security Documents, and the Registration Rights Agreement and the consummation by the Company of the transactions contemplated hereby and thereby including, without limitation, consummation of all Related Transactions (as defined below) (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers and the granting of Liens on the Collateral pursuant to the Security Documents) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (l) The audited financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the

     Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG Peat Marwick LLP (the "INDEPENDENT ACCOUNTANTS") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (m) Any pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum have been properly computed on the bases described therein; the assumptions used in the preparation of any pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) There is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company is a party, or to which the property or assets of the Company are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company, would, individually or in the aggregate, have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (o) The Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, including, without limitation, those required by the United States Food and Drug Administration (the "FDA"), the United States Department of Agriculture (the "USDA") and the Occupational Safety and Health Administration ("OSHA"), presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the

     Company has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (p) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company, (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock and (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company.

          (q) The Company has filed, or joined in a filing of, all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and all taxes shown as due thereon have been paid; and there is no tax deficiency that has been asserted against the Company or any other member of an affiliated group of which the Company is a member that would have, individually or in the aggregate, a Material Adverse Effect.

          (r) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (s) Neither the Company nor any agent acting on behalf of the Company has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (t) The Company has good, marketable and indefeasible title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a valid leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, in each case free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All contracts and agreements to which the Company is a party or by which it is bound are valid and enforceable against the Company, and, to the best of the Company's knowledge, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum, and the Company has not received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (u) There are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (v) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) the Company is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) the Company has made all filings and provided all notices required under applicable Environmental Law, and has been and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, hearing, proceeding,investigation, claim, notice of violation, demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company under applicable Environmental Laws, (D) no lien, encumbrance or restriction has been recorded under applicable Environmental Laws with respect to any assets or property owned, operated or leased by the Company, (E) the Company has not received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company is currently (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state governmental authority.

          For purposes of this Agreement, "Environmental Laws" means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and discharges, releases or threatened releases therefrom.

          (w) The Company is in compliance with all provisions of
     Section 517.075 of Florida Statutes 1987, as amended.

          (x) The Company carries insurance in such amounts and covering such risks as is customary in its industry for the conduct of its business and the value of its properties.

          (y) The Company has (i) no material liability for any prohibited transaction and (ii) no liability for any funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company makes or ever has made a contribution and in which any employee of the Company is or has ever been a participant. With respect to such plans, the Company is in compliance in all material respects with all applicable provisions of ERISA.

          (z)  The Company (i) makes and keeps accurate books and records and
     (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (aa) The Company will not be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (bb) The Notes, the Indenture, the Security Documents and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (cc) The Company will, on or before the Closing Date, deliver to the Initial Purchasers true and correct copies of the Security Documents in form and substance satisfactory to the Initial Purchasers. The transactions contemplated by the Security Documents to occur on or before the Closing Date will be consummated on or prior to such date.

          (dd) No holder of securities of the Company will be entitled to have such securities registered under the registration statements required to be filed by the

     Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (ee) Immediately after the consummation of the transactions contemplated by this Agreement, including the Financing Plan (as defined in the Final Memorandum), the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; the Company is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, including the Financing Plan (as defined in the Final Memorandum), (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (ff) Neither the Company nor any of its respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

          (gg) No securities of the Company are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

          (hh) The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          (ii) Except as disclosed in the Final Memorandum, there are no business relationships or related party transactions that would be required to be disclosed in a prospectus under the Act by Item 404 of Regulation S-K of the Commission.

          (jj) The Company has delivered to the Initial Purchasers true and correct copies of the Credit Agreement to be entered into by the Company, on the one hand, and LaSalle National Bank and Bankers Trust Company, on the other hand (the "Senior Credit Facility"), and the Supplemental Indenture (the "12.5% Supplemental Indenture") to be entered into by Group and Harris Bank and Trust Company, as Trustee, in connection with the Group's 12.5% Senior Subordinated Notes due June 30, 2003 (the "12.5% Notes"), and as of the Closing Date there have been no amendments, alterations, modifications or waivers thereto or in the exhibits or schedules thereto. After giving effect to the transactions contemplated hereby and by the Final Memorandum, no condition exists that would constitute a Default or an Event of Default under the Indenture, the 12.5% Supplemental Indenture, the Senior Credit Facility or any other Indebtedness (as defined in the Indenture) of the Company or the Group.

          (kk) Neither the Company nor any of its Affiliates or any person acting on its behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes; the Company and its Affiliates and any person acting on its behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

          3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the

Notes in the respective amounts set forth on SCHEDULE 1 hereto from the Company at 97.0% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the overnight cost of such funds, to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Notes will (except in the case of Notes to be acquired by Accredited Investors, as hereinafter defined) be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. Such delivery of and payment for the Notes shall be made at the offices of Winston & Strawn, 35 W. Wacker Drive, Chicago, Illinois 60601, at 8:00 A.M., Chicago time, on May 17, 1996, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date shall be the date for payment of funds and delivery of securities for all the Notes sold pursuant to the offering of the Notes. The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

          4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

          (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; PROVIDED, HOWEVER, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at its expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Company will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) Neither the Company nor any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

          (i) The Company will not engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Notes offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

          6. EXPENSES. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) its expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market, (ix) the costs and expenses of creating and perfecting security interests in any Collateral pursuant to the Security Documents, including, but not limited to, filing and recording fees and expenses, fees and expenses of local counsel for the Company, and fees and expenses of the Trustee,
(x) all costs, premiums and expenses incurred in connection with the purchase of title insurance policies or commitments in respect of any Collateral, (xi) all costs and expenses incurred in connection with any survey or appraisal prepared in respect of any Collateral and (xii) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Sullivan & Cromwell, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

          7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received an opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Winston & Strawn, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

             (i) The Company is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own its properties and to conduct its business as described in the Final Memorandum. The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions specified in such opinion (which jurisdictions shall be reasonably satisfactory to the Initial Purchasers).

            (ii) The Company has the authorized, issued and outstanding historical capitalization set forth in the Final Memorandum; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and to the knowledge of such counsel were not issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of the Company are owned of record by Group.

           (iii) Except as set forth in the Final Memorandum, to such counsel's knowledge (A) no options, warrants or other rights to purchase from the Company shares of capital stock or ownership interests in the Company are outstanding, (B) no agreements or other obligations to issue, or other rights to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding and (C) no holder of securities of the Company is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

            (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under each of the Indenture, the Security Documents, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture and the Security Documents and the granting of Liens on the Collateral pursuant to the Security Documents have been duly and validly authorized by the Company and, when the Indenture and the Security Documents are duly executed and delivered by the Company (in the case of the Indenture, assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture and the Security Documents will constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

             (v)  The Notes are in the form contemplated by the Indenture.
         The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and when the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights
         Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (viii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

            (ix) The Indenture, the Notes and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

             (x) The Company is not (i) in violation of its certificate of incorporation or bylaws (or similar organizational document),
         (ii) to the knowledge such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) to such counsel's knowledge in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract known to such counsel which would be required to be filed in a registration statement pursuant to the Act, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

            (xi) The execution, delivery and performance of this Agreement, the Indenture, the Security Documents and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract known to such counsel which would be required to be filed in a registration statement pursuant to the Act, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect,
         (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

           (xii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers, the granting of Liens on the Collateral pursuant to the Security Documents or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

               (xiii) To the best of such counsel's knowledge, the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, could reasonably be likely to have a Material Adverse Effect.

               (xiv) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or any of its properties or assets which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds", nor are there any material contracts or other documents which would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

               (xv) The Company is not, nor immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (xvi) No registration under the Act of the Notes is required in connection with the sale of the Notes to the Initial
          Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act ("QIBs") or accredited investors as defined in Rule 501(a) (1), (2), (3) or (7) promulgated under the Act ("Accredited Investors") or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial
          Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

               (xvii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          At the time the foregoing opinion is delivered, Winston & Strawn shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(ix)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of Winston & Strawn described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchasers shall have received an opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Sullivan & Cromwell, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Sullivan & Cromwell shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

          (d) On the Closing Date, the Initial Purchasers shall have received opinions, each dated as of the Closing Date and addressed to the Initial Purchasers, from local counsel acceptable to the Initial Purchasers in form and substance satisfactory to counsel for the Initial Purchasers, specified in Exhibit B hereto. In rendering such opinions, each such counsel may state that its opinion is limited to matters of the law of the jurisdiction in which the Collateral is located and to matters of federal law.

          (e) The Initial Purchasers shall have received on the Closing Date from Murray, Devine & Co. a letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers, confirming that the Company is, and immediately following the Closing Date will be, Solvent.
     As used herein, the term "Solvent" means, with respect to an entity on a particular date, that on such date (i) the fair market value of the assets of the entity is greater than the total amount of liabilities (including contingent liabilities) of the entity, (ii) the present fair salable value of the assets of the entity is greater than the amount that will be required to pay the probable liabilities of the entity on its debts as they become absolute and matured, (iii) the entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the entity does not have an unreasonably small capital for the business in which it is engaged.

          (f) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (g) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (h) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the Company shall not have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (i) The Initial Purchasers shall have received a certificate, dated the Closing Date, from the Company, signed by the Chairman of the Board or President and the Vice President-Finance of the Company, to the effect that:

             (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

            (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

           (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently); and

            (iv) The Related Transactions have been consummated or are being consummated on the Closing Date concurrently with the closing hereunder. As used herein, "Related Transactions" means (i) entry by the Company into the Senior Credit Facility, (ii) the repayment of all outstanding borrowings under the Third Amended and Restated Credit Agreement among the Company, Group, Union Bank of Switzerland, New York Branch as Agent and lender and the other lender parties thereto, and the release of all Liens on property of the Company granted in connection therewith and (iii) the dividend of $31.7 million to Group which Group will, in turn, use in full to redeem for cash without premium or penalty $31.7 million in principal amount and accrued interest of the 12.5% Notes.

          (j) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (k) On or prior to the Closing Date, the Company shall have caused to be delivered to the Initial Purchasers the following documents and instruments with regard to the Collateral:

             (i) for each piece of real property constituting Collateral ("Mortgaged Property"), a mortgage, duly executed and acknowledged by the Company and otherwise in form for recording in the appropriate recording office of the political subdivision where the related Mortgaged Property is located, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof and such UCC-1 financing statements or other similar statements as are contemplated in respect of such mortgage and the Security Documents by the opinion set forth in paragraph 7(d) above, and any other instruments necessary to grant the interests purported to be granted by such mortgage and the Security Documents under the laws of the state in which the related Mortgaged Property is located, which Mortgage and financing statements and other instruments shall be effective to create a valid Lien on such Mortgaged Property subject to no Liens other than Permitted Liens;

            (ii) such consents, approvals, amendments, supplements or other agreements as shall be deemed necessary by counsel for the Initial Purchasers in order for the Company to grant the Liens contemplated by the Indenture and the Security Documents;

           (iii) a Form B ALTA (1990) (or, if such form cannot be lawfully issued, such other form as shall be acceptable to the Initial Purchasers) policy of title insurance insuring the Liens on such Mortgaged Property as a valid first mortgage Lien on the real property and fixtures described therein in respect of the Notes satisfactory to the Initial Purchasers, which policy (or commitment) shall (a) be issued by one title company acceptable to the Initial Purchasers,
         (b) include such reinsurance arrangements (with provisions for direct access) as shall be acceptable to the Initial Purchasers, (c) have been supplemented by such endorsements, or, where such endorsements are not available at commercially reasonable premium costs, opinion letters of special counsel, architects or other professionals, which counsel, architects or other professionals shall be acceptable to the Initial Purchasers, as shall be requested by the Initial Purchasers and (d) contain only such exceptions to title as shall be agreed to by counsel for the Initial Purchasers prior to the Closing Date;

            (iv) a survey of all Mortgaged Property, which survey shall (i) be prepared, in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping, known as the "Minimum Standard Detail Requirements of Land Title Surveys", by a surveyor licensed by the state in which the Mortgaged Property is located, (ii) be dated no more than 30 days prior to the Closing Date (except for the survey of the Louisiana Property, which survey is dated June 28, 1993), (iii) show all improvements currently located on the Mortgaged Property, (iv) show location and dimensions of encroachments, (v) show the location of all set-back lines, restrictions of record, other restrictions established by zoning or building code ordinances, utilities, easements and rights of way, and (vi) shall be in sufficient form to satisfy the requirements of the title insurer in order to permit the title insurer to provide extended coverage over survey defects;

             (v) certificates of insurance for the policies of insurance required by the Indenture, which policies or certificates shall bear mortgagee's endorsements naming the Trustee as an additional insured thereunder and evidencing (a) the issuance of such policies, (b) the payment of all premiums currently due and payable and (c) coverage which meets all the requirements set forth in the Security Documents;

            (vi) UCC, tax lien and judgment searches confirming that the property comprising a part of such Mortgaged Property is subject to no Liens other than Permitted Liens;

           (vii) such affidavits certificates and instruments of indemnification as shall reasonably be required to induce the title companies to issue the policy or policies (or the commitment) contemplated in subparagraph (iii) above;

          (viii) a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there has been issued and is in effect a valid and proper certificate of occupancy or the local equivalent, and there is not outstanding any citation, violation or similar notice indicating that the related Mortgaged Property contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness;

            (ix) a certificate of an officer of the Company certifying that, as of the date of delivery of such certificate, there has not occurred any Casualty or Condemnation of the related Mortgaged Property or any portion thereof;

             (x) environmental assessments and engineering reports performed by professionals, and in form, satisfactory to the Initial Purchasers regarding the related Mortgaged Property;

            (xi) certified copies of all licenses, permits and authorizations, governmental or otherwise, necessary for the Company to own, lease and operate the related Mortgaged Property and to conduct its business with respect thereto as described in the Offering Memorandum, and as currently conducted;

           (xii) all documents the Initial Purchasers may reasonably request relating to the corporate authority for and the validity of each Security Document or the qualification of the Company to do business in the state where the related Mortgaged Property is located;

          (xiii) evidence of compliance by the Company with all zoning and other local laws, regulations and ordinances, and any other matters relevant in connection with any Security Document;

           (xiv) all evidence reasonably satisfactory to the Initial Purchasers of the taking of all actions with respect to the Security Documents as may be necessary or, in the opinion of counsel for the Initial Purchasers, desirable to permit the perfection of the security interest in the Collateral as provided in the Indenture and Security Documents; and

            (xv) all documents or instruments the Initial Purchasers or counsel to the Initial Purchasers may reasonably request relating to the security interests granted in the Collateral pursuant to the Indenture and the Security Documents.

          (l) All filing fees and taxes in connection with all recordings or filings of any Security Document, and such other financing statements or security documents as may be necessary or, in the opinion of counsel for the Initial Purchasers, desirable to perfect the Liens created, or intended to be created, by the Security Documents and the Indenture shall have been paid (or arrangements for the payment thereof satisfactory to the Initial Purchasers shall have been made) and the Initial Purchasers shall have received evidence satisfactory to them of such payments or shall have received evidence satisfactory to them of such arrangements for payment.

          (m) The Related Transactions shall have been consummated, or shall be consummated on the Closing Date concurrently with the closing hereunder, and counsel to the Initial Purchasers shall have received such documents relating thereto and other evidence thereof as they may request in form and substance satisfactory to such counsel.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8. OFFERING OF NOTES; RESTRICTIONS ON TRANSFER. (a) Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Company (as to itself only) that
(i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer and sell the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) no more than 100 other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. Persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that
(i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

             (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

            (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

          (b) The Initial Purchasers agree to indemnify and hold harmless the Company and any of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.
The Company shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial
Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party
(i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification

                                       -35
obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph
(b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange
Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, officers of the Company and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

             (i) the Company shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

            (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

           (iii) a banking moratorium shall have been declared by New York or United States authorities;

            (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or
         (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

             (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph on the front cover page and in the last two sentences of the second paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Company, shall be mailed or delivered to the Company, as the case may be, at 100 Field Drive, Suite 300, Lake Forest, Illinois 60045, Attention: Chief Financial Officer.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and its successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors and officers of the Company, and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND

CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchasers.

                         Very truly yours,

                         PACKAGING RESOURCES INCORPORATED

                         By: /s/ Jerry Corirossi
                             ---------------------
                             Name: Jerry Corirossi
                             Title: Vice President



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT SECURITIES CORPORATION



By: /s/ Thomas W. Cole
    --------------------
    Name: Thomas W. Cole
    Title: Managing Director

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION



By: /s/ Kenneth A. Vielliero
    -------------------------
    Name: Kenneth A. Viellero
    Title: Managing Director

                                                                    SCHEDULE 1

                                                              Principal Amount
Initial Purchaser                                                  of Notes
- -----------------                                             ----------------

BT Securities Corporation . . . . . . . . . . . . . . . . . . . . $ 77,000,000
Donaldson, Lufkin & Jenrette
  Securities Corporation. . . . . . . . . . . . . . . . . . . . .   33,000,000

                                                                  ------------
       Total. . . . . . . . . . . . . . . . . . . . . . . . . . . $110,000,000
                                                                  ------------
                                                                  ------------